EXHIBIT (10)(VV)(II)


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

        AMENDMENT NO. 2 to that certain Employment Agreement dated as of January 1, 1996 as amended by Amendment dated August 8, 1996, (collectively, the "Agreement") by and between Nantucket Industries, Inc., a Delaware corporation having its principal office at 510 Broadhollow Road, Melville, New York 11747 (the "Company") and Joseph Visconti, residing at 39 Struly Drive, Massapequa Park, New York 11762 (the "Executive").

        WHEREAS, due to the financial difficulties the Company is currently experiencing, it is determined to be in the best interests of the Company that certain cost-cutting measures should be instituted and in connection therewith, the compensation of certain of its executive officers should be reduced;

        WHEREAS, Executive has an economic interest in the success of the Company and Executive desires that the Company take whatever steps are necessary at this time;

        WHEREAS, Company and the Executive are both willing to modify the Agreement to adjust the Executive's compensation arrangements;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree:

        1. That Section I.D.(i) of the Agreement shall be amended by deleting the amount of "$200,000" and substituting "$150,000" therefor.

        2. That Sections I.D.(ii), I.E. and I.F. of the Agreement be amended by deleting said Sections I.D.(ii), I.E. and I.F. in their entirety and the substituting the following in place thereof:

        "(ii) Commissions shall be paid to Executive based upon sales of the Company's products marketed under the "Guess" trademark equal to (a) 1 1/2% of Net Sales to the customers listed in Schedule A and (b) 1/2% of Net Sales to the customers listed on Schedule B attached hereto. Such Schedules may be changed from time to time either upon mutual agreement in writing of Company and Executive, or by Company or 90 days written notice to Executive.

        E. COMMISSION. The amount of the commissions to be paid to Executive pursuant to Section I.D.(ii) shall be determined in accordance with the Section
I.E.:

        (i) Net Sales with respect to a product line shall mean the aggregate gross sales revenue of the Company with respect to such product line, less returns, discounts and other customary allowances each as computed in accordance with GAAP; provided that all such Net Sales shall be at prices and or terms satisfactory to the Company's Chief Executive Officer.





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        (ii) Payments  shall be made monthly,  within twenty (20) days after the end of each month during the term of this Agreement."

        3. The foregoing changes to compensation shall become effective as of July 1, 1997. Except as expressly amended herein, the Agreement shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed and effective on July 1, 1997.


                                     NANTUCKET INDUSTRIES, INC.

                                     By: /s/ Stephen M. Samberg
                                         --------------------------
                                         Stephen M. Samberg,
                                         Chairman of the Board and
                                         Chief Executive Officer


                                     EXECUTIVE


                                      /s/ Joseph Visconti
                                      -----------------------------
                                      Joseph Visconti